EXHIBIT 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER UNDER SECTION 906 OF THE

SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with the Quarterly Report of  Expro Group Holdings N.V. (the “Company”) on Form 10-Q for the three months ended June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sergio Maiworm, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 29, 2025	/s/ Sergio L. Maiworm Jr.
Sergio L. Maiworm Jr.
Chief Financial Officer